SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) August 9, 1999
                                              -----------------
                   PRINCETON VIDEO IMAGE, INC.
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       (Exact Name of Registrant as Specified in Charter)


       New Jersey           000-23415             22-3062052
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



15 Princess Road, Lawrenceville, New Jersey             08648
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code (609) 912-9400
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  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On September 9, 1999 the Registrant issued the following press release relating to an agreement with CBS Sports, a division of CBS Corporation:

     "CBS AND PRINCETON VIDEO IMAGE SIGN MULTI-YEAR DEAL FOR
INSERTION OF FIRST DOWN LINE IN NFL TELECASTS; AGREEMENT INCLUDES
                        SUPER BOWL XXXV

"NEW YORK--Sept. 9, 1999--CBS Sports, a division of CBS Corporation (NYSE: CBS), and Princeton Video Image, Inc. (NASDAQ:
PVII, www.pvi-inc.com), have signed a multi-year agreement under which CBS Sports will use PVI's technology to insert a Virtual First Down Line in its national broadcasts of twenty-four National Football League (NFL) regular season and playoff football games each season. Beginning with the September 12 game between the New York Jets and New England Patriots, CBS Sports will once again use PVI's Live Video Insertion System (L-VIS(TM)) to show viewers the location of the First Down Line while play is in progress. The First Down Line will appear to TV viewers as a bright line on the field, making the progress of the game more clear. Use of the PVI system has been approved by the NFL.

"According to officials from both companies, the multi-year agreement not only calls for PVI to provide the CBS First Down Line in regular season and post season AFC games but also includes Super Bowl XXXV to be seen on CBS in January, 2001. The agreement also names PVI the exclusive provider of virtual imaging for college football games on CBS.

"Sean McManus, President of CBS Sports, said 'CBS Sports received an overwhelmingly positive response to PVI's technology last season. We look forward to once again working with PVI and to providing the First Down Line during all national broadcasts this year.'

_"Dennis Wilkinson, President and Chief Executive Officer of PVI, said 'We are pleased to extend our productive working relationship with CBS for the First Down Line in NFL telecasts.
We are gratified that CBS has rewarded our previous year's performance with a multi-year comprehensive agreement.'

"PVI's imaging system has been used to insert enhancements and commercial messages in hundreds of live and recorded events worldwide this year, including NFL preseason and Europe League games, Major League Baseball games, pro soccer matches, motorsports races and Thoroughbred horse races. PVI is also the exclusive provider of virtual advertising for NFL International.

"Princeton Video Image, Inc. has developed and is marketing a real-time video insertion system that, through patented pattern recognition technology, places computer-generated electronic images into television broadcasts of sporting events as well as other programming. These electronic images range from simple corporate names and logos to sophisticated 3-D images and animated effects. PVI has provided video insertion services for over 1,000 live telecasts worldwide, including broadcasts of Major League Baseball, National League Football, professional soccer, motorsports, and other live events. The Company is headquartered in Lawrenceville, New Jersey, with offices in New York City and Brussels, with licensees' offices in Mexico City and Johannesburg.

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to market acceptance, dependence on strategic partners and third party sales, contractual restraints on use of PVI's technology, a rapidly changing commercial and technological environment, competition, possible adverse regulations, need for additional financing, intellectual property rights and litigation, and other risks identified in PVI's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. PVI undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.


                         "#    #    #"




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
         The following Exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B.

10.1*    Agreement, dated August 9, 1999, between the
         Registrant and CBS Sports, a division of CBS
        Corporation.

* Confidential treatment has been sought with respect to certain portions of this document.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Princeton Video Image, Inc.


                              By:   /s/ Lawrence Epstein
                                  ------------------------------
                                  Lawrence Epstein,
                                  Vice President of Finance
                                  and Chief Financial Officer


Date: October 11, 1999

                          EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
-------   ----------------------


 10.1*   Agreement, dated August 9, 1999, between the
         Registrant and CBS Sports, a division of CBS
        Corporation.

* Confidential treatment has been sought with respect to certain portions of this document.